                                                                   Exhibit 10.22


                              EXCHANGE AGREEMENT


     This Agreement is entered into as of this 7th day of May, 2001, by and among Optika Inc., a Delaware corporation (the "Company"), with an address at 7450 Campus Drive, 2nd Floor, Colorado Springs, Colorado 80920, and those holders of the Series A Preferred Stock of the Company ("Investors") set forth in Schedule 1 attached hereto (the "Schedule of Investors").

                                    RECITALS

     A. Each of the Investors has purchased shares of the Series A Preferred Stock, $.001 par value per share, of the Company ("Series A Stock") issued pursuant to that certain Stock Purchase Agreement (as defined below) and warrants (the "Warrants") to purchase shares of common stock, $.001 par value per share, of the Company (the "Common Stock") issued pursuant to that certain Warrant Agreement by and among the Company and the Investors dated February 23, 2000, each in the amount set forth opposite each Investors name in the Schedule of Investors.

     B. The Company and the Investors have agreed to enter into this Agreement whereby the Company will (i) issue to the Investors shares of the Series A-1 Convertible Preferred Stock, $.001 par value per share, of the Company ("Series A-1 Stock") having the terms and provisions set forth in the Certificate of Designation attached hereto as Exhibit A (the "Certificate of Designation"), in exchange for the shares of the Series A Stock owned by such Investor, on a one-share for one-share basis and (ii) purchase from the Investors the Warrants for an aggregate purchase price of $0.01 (collectively, the "Transactions").

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises herein contained the parties agree as follows:

                                   AGREEMENT

                                   ARTICLE I

                                  DEFINITIONS

     The following definitions shall apply for purposes of this Agreement:

     "Amendment to Registration Rights Agreement" means the First Amendment to Registration Rights Agreement in the form attached hereto as Exhibit B, which amends the Registration Rights Agreement by and among the Company and the Investors dated February 23, 2000.

     "Securities Purchase Agreement" means the Securities Purchase Agreement by and among the Company and the Investors dated February 9, 2000. All terms used but not defined herein shall have the respective meanings accorded to those terms in the Securities Purchase Agreement.

                                  ARTICLE II

                          EFFECTIVE DATE OF AGREEMENT

     This Agreement shall be effective as of May 7, 2001 or such later date as an Investor executes and delivers this Agreement (the "Effective Date").

                                  ARTICLE III

                        EXCHANGE; PURCHASE OF SECURITIES


     Section 3.01. Exchange. As of the Effective Date, each Investor agrees to exchange, surrender and cancel those shares of Series A Stock held by such Investor as set forth in column 1 of the Schedule of Investors in exchange for the issuance to such Investor of those shares of Series A-1 Stock set forth opposite such Investor's name in column 2 of the Schedule of Investors. The Series A-1 Stock issued to each investor in such exchange shall have those rights, preferences and privileges set forth in the Certificate of Designation.

     Section 3.02. Cancellation and Issuance. Each Investor hereby directs the Company to cancel the share certificates representing those shares of Series A Stock held by such Investor immediately following the Effective Date. Immediately following receipt by the Company of items set forth in Section 3.04(a), the Company shall issue to such Investor certificates representing that number of shares of Series A-1 Stock as such Investor shall receive pursuant to
Section 3.01 above. Such share certificates shall bear the legend set forth in
Section 8.4 of the Securities Purchase Agreement.

     Section 3.03. Purchase. As of the Effective Date, each Investor agrees to sell and transfer to the Company and the Company agrees to purchase from each Investor, the Warrants held by such Investor as set forth in column 3 of the Schedule of Investors in exchange for the consideration set forth opposite such Investors name in column 4 of the Schedule of Investors.

     Section 3.04. Deliveries.

           (a) On the Effective Date, subject to the terms of this Agreement, each Investor shall deliver to the Company:

                     (i) an original stock certificate evidencing Investor's ownership of that number of shares of Series A Stock set forth opposite such Investor's name in column 1 of the Schedule of Investors;

                     (ii) the original Warrant certificate evidencing Investor's right to purchase that number of shares of Common Stock set forth opposite such Investor's name in column 3 of the Schedule of Investors;

                     (iii) the Amendment to Registration Rights Agreement duly executed by an authorized officer of Investor; and

                     (iv) a copy of this Agreement duly executed by an authorized officer of Investor.

     (b) On the Effective Date, subject to the terms of this Agreement, the Company shall deliver to each Investor:

                     (i) a certificate representing that number of shares of Series A-1 Stock set forth opposite such Investor's name in column 2 of the Schedule of Investors;

                     (ii) a check in the amount set forth opposite such Investor's name in column 4 of the Schedule of Investors;

                     (iii) a copy of the Certificate of Designation certified by the Delaware Secretary of State;

                     (iv) the Amendment to Registration Rights Agreement duly executed by an authorized officer of the Company; and

                     (v) a copy of this Agreement duly executed by an authorized officer of the Company.


                                  ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Section 4.01. Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as it is now being conducted.

     Section 4.02. Due Authorization. The Company has all right, corporate power and authority to enter into this Agreement and each of the other documents set forth in Section 3.04(b) (the "Transaction Documents") to which it is a party and to consummate the Transactions. The execution and delivery by the Company of this Agreement and the Transaction Documents, the exchange and issuance of the Series A-1 Stock and the purchase of the Warrants by the Company and the compliance by the Company with each of the provisions of this Agreement and each of the Transaction Documents (including the reservation and issuance of the shares of Common Stock on any conversion of the Series A-1 Stock and the consummation by the Company of the Transactions) (a) are within the corporate power and authority of the Company and (b) have been duly authorized by all requisite corporate proceedings on the part of the Board of Directors and, if applicable, the stockholders of the Company. This Agreement and the Transaction Documents have been duly and validly executed and delivered by the Company, and this Agreement and the Transaction Documents constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with their terms, except as enforceability against the Company may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to the rights of creditors generally and by legal and equitable limitations on the enforceability of specific remedies (regardless of whether enforcement is considered in a proceeding in equity or at law). The shares of Series A-1 Stock and all Common Stock issuable upon conversion of the Series A-1 Stock have been validly reserved for issuance, and upon exchange of the Series A Stock (in the case of the Series A-1 Stock) and upon conversion of the Series A-1 Stock (in the case of the Common Stock) such shares of Series A-1 Stock and Common Stock, as the case may be, will be duly and validly issued and outstanding, fully paid, and nonassessable and issued free of preemptive rights.

     Section 4.03. Consents and Approvals; Non-Contravention. Neither the execution, delivery or performance of this Agreement, nor the consummation by the Company of the Transactions will (a) require any consent, approval or authorization under any contract, lease or other agreement entered into by the Company, (b) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, or (c) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or any loss of a material benefit) under, or result in the creation or imposition of (or the obligation to create or impose) any liens, claims, mortgages, encumbrances, pledges, security interests, equities and charges of any kind ("Liens") upon any of the Series A-1 Stock under any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company is a party or by which the Company or any of its properties or assets may be bound.

                                   ARTICLE V

  REPRESENTATIONS AND WARRANTIES OF THE INVESTORS; LIMITATIONS ON DISPOSITION

     Each Investor hereby represents and warrants to the Company that as of the Effective Date:

     Section 5.01. Organization. Each Investor is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware (except for RKB Capital, L.P., which is organized, validly existing and in good standing under the laws of the State of Minnesota) and has the requisite power and authority to carry on its business as it is now being conducted.

     Section 5.02. Due Authorization. Each Investor has all right, power and authority to enter into this Agreement and the other Transaction Documents to which it is a party and to consummate the Transactions. The execution and delivery by each Investor of this Agreement and the other Transaction Documents to which it is a party and the consummation by it of the Transactions (a) are within its power and authority and (b) have been duly authorized by all necessary action on the part of such entity. This Agreement and each of the other Transaction Documents to which it is a party constitute a valid and binding agreement of such entity enforceable against such entity in accordance with their respective terms, except as enforceability against each Investor may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to the rights of creditors generally and by legal and equitable limitations on the enforceability of specific remedies (regardless of whether enforcement is considered in a proceeding in equity or at law).

     Section 5.03. Ownership of Stock. Investor has, and upon delivery to the Company of the Series A Shares and Warrants and the delivery to Investor of the Series A-1 Stock and the cash consideration, the Company will acquire, good and valid title to the Series A Shares and Warrants, free and clear of any Liens.

     Section 5.04. Consents and Approvals; Non-Contravention. Neither the execution, delivery or performance of this Agreement, nor the consummation by the Investor of the Transactions will (a) require any consent, approval or authorization under any contract, lease or other agreement entered into by Investor, (b) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Investor, or (c) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or any loss of a material benefit) under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the Series A Shares or the Warrants under any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Investor is a party or by which Investor or any of its properties or assets may be bound.

     Section 5.05. Restricted Securities. Investor understands that the securities it is acquiring are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in exchange for restricted securities in a transaction exempt from registration under Section 3(a)(9) of the Securities Act of 1933, as amended (the "Act"), and that under such laws and applicable regulations, such securities may be resold without registration under the Act only in certain limited circumstances. In this connection, Investor represents that it is familiar with Rule 144, promulgated under the Act, as presently in effect, and understands the resale limitations imposed hereby and by the Act.


                                  ARTICLE VI

                                 MISCELLANEOUS

     Section 6.01. Further Assurances; Investor Acknowledgement. At any time or from time to time after the Effective Date, each Investor agrees to cooperate with the Company, and at the request of the Company, to execute and deliver any further instruments or documents and to take all such further action as the Company may reasonably request in order to evidence or effectuate the consummation of the Transactions. In addition, each Investor acknowledges that upon the Effective Date, such Investor will have no further right, title or interest in or to the Series A Stock (including, without limitation, any and all cumulative dividends accrued but unpaid thereon) or the Warrants, that the Series A Stock and Warrants held by such Investor shall be deemed cancelled and of no further force or effect and that such Investor shall only have the right to receive the Series A-1 Stock and the cash consideration for the Series A Stock and the Warrants, respectively, in addition to such other rights set forth in this Agreement or the Transaction Documents.

     Section 6.02. Expenses. The Company will pay the reasonable legal and accounting fees and expenses of the Investors in connection with this Agreement promptly following the consummation of the transctions contemplated hereby.

     Section 6.03. Remedies Cumulative. Except as herein provided, the remedies provided herein shall be cumulative and shall not preclude assertion by any party hereto of any other rights or the seeking of any other remedies against the other party hereto.

     Section 6.04. Brokerage. Each party hereto will indemnify and hold harmless the others against and in respect of any claim for brokerage or other commission relative to this Agreement or to the transaction contemplated hereby, based in any way on agreements, arrangements or understandings made or claimed to have been made by such party with any third party.

     Section 6.05. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provisions shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     Section 6.06. Parties in Interest. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective legal representatives, successors and assigns of the parties hereto whether so expressed or not.

     Section 6.07. Notices. Notices required under this Agreement shall be deemed to have been adequately given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgement of complete transmission), to an Investor at its address set forth in the Schedule of Investors or to the Company at the address set forth in the first paragraph of this Agreement or such other address as such party may from time to time designate in writing.

     Section 6.08. No Waiver. No failure to exercise and no delay in exercising any right, power or privilege granted under this Agreement shall operate as a waiver of such right, power or privilege. No single or partial exercise of any right, power or privilege granted under this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement are cumulative and are not exclusive of any rights or remedies provided by law.

     Section 6.09. Amendments. Except as herein provided, this Agreement may be modified or amended only by a writing signed by the Company and by the Investors.

     Section 6.10. Survival of Agreements, etc. All agreements, representations and warranties contained in this Agreement or made in writing by or on behalf of the Company or the Investors in connection with the Transactions contemplated by this Agreement shall survive the execution and delivery of this Agreement.

     Section 6.11. Construction. This Agreement shall be governed by and construed in accordance with the procedural and substantive laws of the State of New York without regard for its conflicts-of-laws rules. The Company agrees that it may be served with process in the State of New York and any action for breach of this Agreement prosecuted against it in the courts of that State.

     Section 6.12. Waiver of Jury Trial. THE COMPANY AND THE INVESTORS HEREBY WAIVE ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.

     Section 6.13. Entire Understanding. This Agreement expresses the entire understanding of the parties and supersedes all prior and contemporaneous agreements and undertakings of the parties with respect to the subject matter of this Agreement.

     Section 6.14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one agreement.

     Section 6.15. Successors and Assigns. This Agreement shall bind and inure to the benefit of the Company and the Investors and the respective successors, permitted assigns, heirs and personal representatives of the Company and the Investors, provided that the Company may not assign its rights or obligations under this Agreement to any person without the prior written consent of the Investors, and provided further that the Investors may not assign their rights or obligations under this Agreement to any person (other than a direct or indirect wholly-owned affiliate of the Investors) without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed.

     Section 6.16. Board Representation; VCOC

           (a) Section 4 of the Certificate of Designation provides that the holders of the Series A-1 Preferred Stock shall be entitled to elect one director (the "Preferred Stock Designee") to the Board of Directors of the Company subject to the terms set forth therein. For so long as the Investors and their Affiliates, as holders of the Series A-1 Preferred Stock maintain ownership at the Ownership Threshold (as defined in Section 6.16(b) below), shall have the right under this Agreement and the Certificate of Designation to designate the Preferred Stock Designee, TWCP shall have the right, separately enforceable by it without further action required or permitted by any of the Investors or their Affiliates, to designate such Preferred Stock Designee.

           (b) In the event the Certificate of Designation is no longer in effect, and so long as the Investors and their Affiliates beneficially own in the aggregate Series A-1 Preferred Stock and Common Shares issuable upon conversion or exercise thereof (collectively, the "Common Shares") representing (and assuming conversion and exercise of all such Series A-1 Preferred Stock) greater than 15% of the Common Shares (assuming such conversion and exercise) acquired by the Investors in the aggregate on the Effective Date (and adjusting for stock splits, stock combinations and like transactions) (such ownership threshold referred to as the "Ownership Threshold"), TWCP shall have the right to designate hereunder, at all times and from time to time, one director of the Company (individuals designated pursuant to this paragraph, the "Purchasers' Designee"). In the event of a vacancy caused by the disqualification, removal, resignation or other cessation of service of any Purchasers' Designee from the Board, the Board shall elect as a director (to serve until the term of such Purchaser Designee would have expired) a new Purchasers' Designee who has been designated by TWCP in an additional

Purchasers' Designee Notice (as defined in Section 6.06(c) below that has been provided to the Company at least seven (7) days prior the date of a regular meeting of the Board. TWCP shall nominate each Purchasers' Designee pursuant to an additional Purchasers' Designee Notice in advance of each meeting of shareholders at which such Purchasers' Designee is to be elected.

           (c) TWCP shall provide notice to the Company (the "Purchasers' Designee Notice") as required by Section 6.06(b) above for each Purchasers' Designee, which notice shall contain the following information: (i) the name of the Person it has designated to become director, and (ii) all information required by Regulation 14A and Schedule 14A under the Exchange Act with respect to each such Purchasers' Designee. The Purchasers' Designee may be any person designated by TWCP, including persons who are officers, directors or employees of the Purchasers or their Affiliates.

           (d) The Company agrees to include the Purchasers' Designee to be added to or retained on the Board pursuant to this Agreement in the slate of nominees recommended by the Board to the Company's shareholders for election as director and shall use its reasonable efforts to cause the election or reelection of a Purchasers' Designee to the Board at each meeting of shareholders at which the Purchasers' Designee is up for election, including soliciting proxies in favor of the election of such Persons, it being understood that efforts consistent with those used for other members of the slate recommended by the Board shall be deemed reasonable. In the event that, notwithstanding the provisions of this Section 6.06(d), the Purchasers' Designee is not elected to the Board then, at the written request of TWCP made within 30 days after the date of the shareholder meeting at which the Purchasers' Designee was not elected, the Company shall cause, at the request of TWCP, the appointment of the Purchaser's Designee or any other Person designated by TWCP, as a non-voting observer (a "Non-Voting Observer") to the Board of the Company; it being understood that TWCP may from time to time change the designation of such Non-Voting Observer. The Company shall afford to any Purchasers' Designee who serves as a Non-Voting Observer, on as nearly equivalent basis as is possible (other than the right to vote) as would have been the case if the Purchasers' Designee had been elected to the Board, the opportunity to meaningfully participate in, express views with respect to and have influence on the deliberations of the Board, including through receipt, at the same time as the Board receives the same, of all information and material as is distributed to the Board.

           (e) So long as the Investors and their Affiliates beneficially own in the aggregate Series A-1 Preferred Stock and Common Shares exceeding the Ownership Threshold, without the prior written consent of TWCP, the Board of Directors shall not amend the provisions of the by-laws of the Company specifying that the size of the entire Board shall consist of eight members.

           (f) So long as the Investors and their Affiliates beneficially own in the aggregate Series A-1 Preferred Stock and Common Shares exceeding the Ownership Threshold, TWCP shall have the right to consult with and advise management of the Company on significant business issues, including finances and accounts of the Company and management's proposed annual operating plans, and meet with management at the Company's facilities at mutually agreeable times for such consultation and advice, including to review progress in achieving said plans subject to the execution of a mutually acceptable non-disclosure agreement.

The Company agrees to consider the advice given and any proposals made by TWCP, provided the Company should be under no obligation to accept or follow such advice.

           (g) The rights set forth in this Section 6.06 are intended to satisfy the requirement of contractual management rights for purposes of qualifying TWCP's interests in the Company as venture capital investments for purposes of the Department of Labor's "plan assets" regulations, and in the event such rights are not satisfactory for such purpose as to TWCP, the Company and the Investors shall reasonably cooperate in good faith to agree upon mutually satisfactory management rights which satisfy such regulations.

           (h) Unless otherwise agreed by the Company, the Investors shall cause the Purchasers' Designee then serving on the Board or as a Non-Voting Observer to resign from the Board or as a Non-Voting Observer immediately at any time after the Investors and their Affiliates beneficially own in the aggregate Series A-1 Preferred Stock and Common Shares less than the Ownership Threshold.

     Section 6.17. Committees

           (a) The Preferred Stock Designee or Purchaser's Designee, as the case may be, shall be granted representation (as of the Closing Date) on all Board committees, including the audit and compensation committees. In the event that a Non-Voting Observer is serving on the Board as the representative for the Investors, such Non-Voting Observer shall be afforded, on as nearly equivalent basis as is possible (other than the right to vote) the opportunity to meaningfully participate in and express views with respect to the deliberations of the committees.

           (b) The Board will not establish an executive committee authorized to exercise the power of the Board generally unless the Investors are granted representation on such committee proportional to its representation on the Board, nor will the Board establish or employ committees (unless the Investors are granted proportional representation thereon) as a means designed to circumvent or having the effect of circumventing the rights of the Investors under this Agreement to representation on the Board.

                 [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officer or person as of the Effective Date.


                              OPTIKA, INC.


                              By:  /s/   Mark Ruport
                                 ----------------------------
                                         Mark Ruport
                                         President


                              INVESTORS:


                              THOMAS WEISEL CAPITAL PARTNERS, L.P.

                              By: Thomas Weisel Capital Partners LLC, its general partner

                              By:   Thomas Weisel Partners Group LLC, its
                                    managing member

                              By:   /s/   Alan B. Menkes
                                    -----------------------------------------
                                    Name:____________________________________
                                    Title:___________________________________


                              TWP CEO FOUNDERS' CIRCLE (AI), L.P.

                              By: Thomas Weisel Capital Partners LLC, its general partner

                              By:   Thomas Weisel Partners Group LLC, its
                                    managing member


                              By:   /s/   Alan B. Menkes
                                    -----------------------------------------
                                    Name:____________________________________
                                    Title:___________________________________

                              TWP CEO FOUNDERS' CIRCLE (QP), L.P.

                              By: Thomas Weisel Capital Partners LLC, its general partner

                              By:   Thomas Weisel Partners Group LLC, its
                                    managing member


                              By:   /s/   Alan B. Menkes
                                    -----------------------------------------
                                    Name:____________________________________
                                    Title:___________________________________


                              THOMAS WEISEL CAPITAL PARTNERS
                              EMPLOYEE FUND, L.P.

                              By: Thomas Weisel Capital Partners LLC, its general partner

                              By:   Thomas Weisel Partners Group LLC, its
                                    managing member


                              By:   /s/   Alan B. Menkes
                                    -----------------------------------------
                                    Name:____________________________________
                                    Title:___________________________________


                              TWP 2000 C0-INVESTMENT FUND, L.P.

                              By: Thomas Weisel Capital Partners LLC, its general partner

                              By:   Thomas Weisel Partners Group LLC, its
                                    managing member


                              By:   /s/   Alan B. Menkes
                                    -----------------------------------------
                                    Name:____________________________________
                                    Title:___________________________________

                              THOMAS WEISEL CAPITAL PARTNERS (DUTCH), L.P.

                              By:  Thomas Weisel Capital Partners (Dutch)
                                   LLC, its general partner

                              By:  Thomas Weisel Capital Partners LLC, its
                                   managing member


                              By:  /s/   Alan B. Menkes
                                   -----------------------------------------
                                   Name:____________________________________
                                   Title:___________________________________


                              THOMAS WEISEL CAPITAL PARTNERS (DUTCH II), L.P.

                              By:  Thomas Weisel Capital Partners (Dutch)
                                   LLC, its general partner

                              By:  Thomas Weisel Capital Partners LLC, its
                                   managing member


                              By:  /s/   Alan B. Menkes
                                   -----------------------------------------
                                   Name:____________________________________
                                   Title:___________________________________


                              RKB CAPITAL, L.P.


                              By:   /s/ Peter Schleider
                                    ----------------------------------------
                                    Name:  Peter Schleider
                                    Title: General Partner

                                  Schedule A

                             Schedule of Investors
                             ---------------------



                                                                           (2)

                                                  (1)                     Number of
                                                                         Shares of                (3)                    (4)
                                                 Number               Series A-1 Stock
                                             of Shares of            to be Received on          Number of          Consideration for
Name and Address                             Series A Stock              Exchange            Warrant Shares         Warrant Shares
---------------------------------------      --------------          -----------------       -------------         -----------------
Thomas Weisel Capital Partners, L.P.*             589,808                  589,808               247,656                $  .008

TWP CEO Founders' Circle (AI), L.P.**              13,627                   13,627                 5,722                $ .0002

TWO CEO Founders' Circle (QP), L.P.**              49,786                   49,786                20,905                $ .0007

Thomas Weisel Capital Partners Employee             5,550                    5,550                 2,330                $.00008
Fund, L.P.**

TWP 2000 Co-Investment Fund, L.P.**                 8,889                    8,889                 3,732                $.00012

Thomas Weisel Capital Partners (Dutch),            13,799                   13,799                 5,794                $ .0002
L.P.**

Thomas Weisel Capital Partners (Dutch              13,799                   13,799                 5,794                $ .0002
II), L.P.**

RKB Capital, L.P.                                  36,593                   36,593                15,365                $ .0005
   150 West Lake Street
   Wayzata, MN  55391
                                             --------------          -----------------       -------------         -----------------
TOTAL:                                            731,851                  731,851               307,298                $   .01
                                             --------------          -----------------       -------------         -----------------

*     One Montgomery Street, Suite 3700, San Francisco, CA  94104

** c/o Thomas Weisel Capital Partners, L.L.C., One Montgomery Street, Suite 3700, San Francisco, CA 94104


                                     A-1